                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):   July 18, 1996.



                              H. B. FULLER COMPANY
             (Exact name of registrant as specified in its charter)


             Minnesota                     0-3488         41-0268370
  (State or other jurisdiction of       (Commission    (I.R.S. Employer
   incorporation or organization)       File Number)  Identification No.)

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              2400 Energy Park Drive
                St. Paul, Minnesota                 55108
     (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:   (612) 645-3401



                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

          On July 18, 1996, the Board of Directors of H. B. Fuller Company (the "Company") approved the extension of the benefits afforded by the Company's existing shareholder rights plan by adopting a new shareholder rights plan. The new plan, like the existing plan, is intended to preserve the long-term value of the Company for all of its stakeholders, guard against partial stock offers and other coercive tactics and promote continuity and stability. It does not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

          SHAREHOLDER RIGHTS PLAN. In connection with the shareholder rights plan, the Board of Directors declared a dividend of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock, par value $1.00 (the "Common Stock"), of the Company. The dividend will be paid on July 30, 1996 to shareholders of record on July 30, 1996. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of July 18, 1996, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

          Initially, the Rights will be evidenced by the certificates representing Common Stock and no separate right certificates will be distributed. The Rights will separate from the Common Stock, and a Distribution Date for the Rights will occur upon the earlier of: (i) the first date of a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of Common Stock or other capital stock which equals or exceeds 15% of the voting power of the Company (other than outstanding preferred stock) and (ii) the commencement or public announcement of a tender offer or exchange offer for securities having 15% or more of the outstanding voting power. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock on the Distribution Date, and such separate right certificates will evidence the Rights.

          Each Right will entitle the registered holder to purchase from the Company one share of Common Stock at a price of $180.00 (the "Purchase Price"), subject to adjustment. The Rights are not exercisable until the Distribution Date. The Rights will expire on July 30, 2006, unless extended or earlier redeemed or exchanged by the Company.

     The Purchase Price payable and the number of shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Stock or convertible securities at less than the then current market price of the shares of Common Stock or (iii) upon the distribution to holders of the shares of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph).

          If any person becomes an Acquiring Person, holders of Rights (other than an Acquiring Person) will have the right to receive upon exercise thereof at the then current Purchase Price that number of shares of Common Stock having a market value of two times the Purchase Price, subject to certain possible adjustments.

          If the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold after there is an Acquiring Person, holders of the Rights will thereafter have the Right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company (or, in certain cases, one of its Affiliates) having a market value of two times the Purchase Price.

          After a person becomes an Acquiring Person, and prior to the acquisition by a person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange all or part of the Rights for Common Stock at an exchange ratio of one share of Common Stock per Right.

          Before a person has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment.

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          NEW PREFERRED STOCK. In connection with the adoption of the shareholder rights plan, the Board of Directors authorized a new series of preferred stock ("Series B Shares") that would be exchanged for the Company's existing Series A Preferred Stock ("Series A Shares"), if and at such time as the rights issued pursuant to the new shareholder rights plan become exercisable. The Company entered into a Stock Exchange Agreement dated July 18, 1996, with Elmer L. Andersen by which the Series B Shares would be exchanged for all Series A Shares on the Distribution Date. The exchange of the Series B Shares, all of which is held by Elmer L. Andersen, is intended to preserve Mr. Andersen's voting power, in the event any rights are exercised.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

          4. Rights Agreement, dated as of July 18, 1996, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as an exhibit the form of Right Certificate.

          10. Stock Exchange Agreement, dated July 18, 1996, between H. B. Fuller Company and Elmer L. Andersen, including Designations for Series B Preferred Stock.

          99. Press release dated July 18, 1996.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date:  July 24, 1996


                                       H. B. FULLER COMPANY



                                       By: /s/Walter Kissling
                                           -----------------------------------
                                           Walter Kissling
                                           President and Chief Executive Officer

                               INDEX TO EXHIBITS

EXHIBIT  DESCRIPTION OF EXHIBIT
- -------  ----------------------

     4 Rights Agreement, dated as of July 18, 1996, between H. B. Fuller Company and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as an exhibit the form of Right Certificate

     10 Stock Exchange Agreement, dated July 18, 1996, between H. B. Fuller Company and Elmer L. Andersen, including Designations for Series B Preferred Stock

     99   Press release dated July 18, 1996

                                      -4-